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                        SUPPLEMENTAL AGREEMENT
                        ----------------------

           This Supplemental Agreement ("Agreement") is made and entered into as of the 29th day of February, 1996, by and between Magna Group, Inc., a Delaware corporation ("Magna"), and John G.
Helmkamp, Jr. ("Executive").

                          W I T N E S S E T H
                          -------------------

           WHEREAS, Executive has been employed by Illinois State Bank and Trust, an Illinois state-chartered bank ("Bank"), most recently as its Chairman, and has been responsible for substantial growth and profitability of the business of Bank; and
           WHEREAS, Magna and River Bend Bancshares, Inc., an Illinois corporation and the sole shareholder of Bank ("River Bend"), are parties to that certain Agreement and Plan of Reorganization dated October 11, 1995, as amended as of November 27, 1995 (the "Merger Agreement"), whereby Magna will acquire indirect control of Bank (the "Merger"); and
           WHEREAS, in connection with the Merger, the Board of Directors of Magna (the "Board of Directors") shall cause Executive to be appointed to the Board of Directors; and
           WHEREAS, in connection with the Merger, Executive will retire as an officer and employee of Bank; and
           WHEREAS, Magna and Executive have made arrangements to assure that (i) Executive and his immediate dependents will be entitled to purchase health insurance and (ii) Executive will not provide services or assistance to other organizations that are or may in the future be in competition with the businesses of Magna.
           NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:


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                        ARTICLE 1 - RETIREMENT
                        ----------------------

           1.   Resignation as Chief Executive Officer, Etc.  On
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February 29, 1996 ("Executive's Retirement Date"), Executive shall resign his positions as President and Chief Executive Officer of River Bend and as Chairman of Bank.
           2.   Retirement Benefits.  If Executive retires from his
                -------------------
employment with River Bend and Bank on his Retirement Date, Executive and his spouse shall be entitled from and after Executive's Retirement Date through the date on which Executive attains the age of 65 (the "Term"), and each of Executive's children shall be entitled, from and after the Executive's Retirement Date through the earlier of (i) the date on which Executive attains the age of 65 or (ii) the later of the date on which (A) such child attains the age of 21 or (B) ceases to be a full-time student (excluding summer and other customary breaks), but in no event later than the age on which such child attains the age of 25, to be covered, at Executive's sole cost and expense, under Magna's major medical health insurance plan with such coverage to be the same as or comparable to those that are in effect during said period for the officers of Magna and their dependents.
           3.   Other Conditions.  Magna shall, at its expense,
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provide Executive with an office, telephone, mail and secretarial services during the Term of this Agreement; provided, however, Executive shall have no authority over any employee or officer of Magna.

                       ARTICLE 2 - MISCELLANEOUS
                       -------------------------

           1.   Restrictive Covenants.  Beginning on Executive's
                ---------------------
Retirement Date and continuing through the period ending three years after Executive ceases to be a member of the Board of Directors, Executive shall not, without the prior written approval of the Board of Directors, become an officer, employee, agent, partner or director of any business enterprise in substantial direct competition (as hereinafter defined) with Magna.
           For purposes of this Section 1, a business enterprise with which the Executive becomes associated as an officer, employee, agent, partner or director shall be considered in substantial direct

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competition with Magna if such entity (i) competes with Magna in any business in which Magna is engaged as of Executive's Retirement Date or at any time during the Term of this Agreement and (ii) is within Magna's market area (as defined herein). Magna's market area is defined for this purpose as the area which constitutes central and southern Illinois and the eastern one-half of the State of Missouri and, if Magna becomes the successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) after the date hereof to all or substantially all of the business and/or assets of another business enterprise, the geographical areas in which such predecessor business enterprise conducts substantial business activity. In the event any court shall determine that such area where competition is prohibited or the time period during which competition is prohibited is overbroad, then the area or time where such
competition is prohibited shall be reduced appropriately as the court may determine is necessary to make this Article 2, Section 1 enforceable. Notwithstanding the foregoing, Executive shall be able to purchase shares of capital stock in financial institutions that are publicly traded as long as Executive's ownership interest in any such institution would be less than five percent of the total outstanding shares of capital stock of such institution.
           2.   Confidential Information.  The Executive shall hold
                ------------------------
in a fiduciary capacity for the benefit of Magna all secret or confidential information, knowledge or data relating to River Bend, Bank or Magna or any of their affiliated companies, and their respective businesses, which shall have been obtained by Executive and which shall not be or become public knowledge (other than by acts of the Executive or representatives of the Executive in violation of this Agreement). After termination of this Agreement, Executive shall not, without the prior written consent of Magna, or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than Magna and those designated by it.
           3.   Executive Assignment.  No interest of Executive
                --------------------
under this Agreement, shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment or other alienation or encumbrance of any kind, nor may such interest be taken, voluntarily or involuntarily, for the

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satisfaction of the obligations or debts of, or other claims against,
Executive including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.
           4.   Benefits Unfunded.  All rights of Executive
                -----------------
hereunder shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of Magna for payment of any amounts due hereunder. Executive shall not have any interest in or rights against any specific assets of Magna and he shall have only the rights of a general unsecured creditor of Magna.
           5.   Waiver.  The failure of either party to object to or
                ------
to take affirmative action with respect to any conduct of the other party which is in violation of the provisions of this Agreement shall not be construed as a waiver of that violation nor of any future violation of the provisions of this Agreement. Any such waiver, in order to be effective in the first instance, must be in writing and signed by the party against whom the waiver is asserted.  A waiver by either party at any time of any breach by the other party of, or compliance with, any provision of this Agreement shall not be deemed or construed to be a waiver of any subsequent breach by the other party of such provision or a waiver of any other provisions of this Agreement.
           6.   Litigation Expenses.  In the event that a party
                -------------------
breaches any of the provisions of this Agreement, the breaching party shall pay all costs and expenses incurred by the non-
breaching party in enforcing such provisions and/or in pursuing the non-breaching party's remedies for such breach, including reasonable attorneys' fees.
           7.   Remedies For Breach.  In the event of a breach or
                -------------------
threatened breach by either party of any of such party's duties or obligations hereunder, the non-breaching party shall, in addition to any other remedies available hereunder or under law, be entitled to a temporary or permanent injunction restraining such breach or threatened breach and/or a court order requiring the breaching party to specifically perform his or its duties and obligations hereunder.
           8.   Applicable Law.  The Agreement shall be construed,
                --------------
interpreted and enforced pursuant to the internal laws of the State of Illinois, without regard to its conflict of law rules.

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           9.   Entire Agreement.  This Agreement contains the
                ----------------
entire agreement between Magna and Executive and supersedes any and all previous agreements, written or oral, between the Executive and River Bend and/or Bank relating to the subject matter hereof. No amendment or modification of the terms of this Agreement shall be binding upon the parties hereto unless reduced to writing and signed by Employer and Executive.
           10.  Counterparts.  This Agreement may be executed in
                ------------
counterparts, each of which shall be deemed an original.
           11.  Severable Provisions.  If any term, covenant or
                --------------------
condition of this Agreement or the application thereof to any person or circumstance shall be held to be invalid or
unenforceable, the remainder of this Agreement or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law.
           12.  Binding Effect.  The Agreement shall be binding upon
                --------------
and inure to the benefit of the parties hereto and their respective heirs, personal representatives and successors.
           13.  Notices.  Notices required under this Agreement
                -------
shall be in writing and sent by certified or registered mail, return receipt requested, to the following addresses or to such other address as the party being notified may have previously furnished to the other by written notice:

           If to Employer:       Magna Group, Inc.
                                 One Magna Place
                                 1401 South Brentwood Blvd.
                                 St. Louis, Missouri  63144-1401
                                 Attention:  Chief Executive Officer

           If to Executive:      John G. Helmkamp, Jr.
                                 P. O. Box 486
                                 East Alton, Illinois  62024

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           IN WITNESS WHEREOF, Executive has hereunto set his hand,
and Magna has caused these presents to be executed in its name on its behalf, as of the day and year first above written.

                                 MAGNA GROUP, INC.



                                 By: /s/ G. Thomas Andes
                                    -------------------------------------------
                                      G. Thomas Andes
                                      Chairman and Chief Executive Officer


                                 EXECUTIVE



                                  /s/ John G. Helmkamp, Jr.
                                  ---------------------------------------------
                                       John G. Helmkamp, Jr.


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